                                                                   EXHIBIT 10.21


                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                                  GEOTRAC, INC.

                   INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.
                           DANIEL J. AND SANDRA WHITE
                          BANKERS INSURANCE GROUP, INC.

                                       AND

                   BANKERS HAZARD DETERMINATION SERVICES, INC.




                            Dated as of May 12, 1998

                               TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
I.       THE MERGER ..........................................................................................2

         Section 1.01. The Merger ............................................................................2
         Section 1.02. Effective Time ........................................................................2
         Section 1.03. Tax-Free Reorganization................................................................2
         Section 1.04. Closing ...............................................................................2
         Section 1.05. Board of Directors; Officers

II.      CONVERSION OF SHARES ................................................................................3

         Section 2.01. Conversion of Shares ..................................................................3
         Section 2.02. Issuance of IMSG Common Stock .........................................................4
         Section 2.03. Assistance in Consummation of the Merger ..............................................4
         Section 2.04. Financing .............................................................................5
         Section 2.05. Option and Exchange Agreement .........................................................5
         Section 2.06. Cross-License Agreement ...............................................................7

III.     REPRESENTATIONS AND WARRANTIES OF GEOTRAC AND THE WHITES ............................................7

         Section 3.01. Corporate Organization and Power ......................................................7
         Section 3.02. Authorization of Agreement ............................................................7
         Section 3.03. Validity ..............................................................................8
         Section 3.04. Consents and Approvals ................................................................8
         Section 3.05. Title to Shares .......................................................................8
         Section 3.06. Capitalization of Geotrac..............................................................8
         Section 3.07. Litigation Relating to Transaction ....................................................8
         Section 3.08. Broker's or Finders' Fees .............................................................8
         Section 3.09. Taxes and Liabilities .................................................................8
         Section 3.10. Financial Statements ..................................................................9
         Section 3.11. No Undisclosed Liabilities ............................................................9
         Section 3.12. No Default ...........................................................................10
         Section 3.13. Environmental Matters ................................................................10
         Section 3.14. Insurance ............................................................................10
         Section 3.15. Compliance With Law ..................................................................11
         Section 3.16. Intellectual Property ................................................................11
         Section 3.17. Disclosure ...........................................................................11

IV.      REPRESENTATIONS AND WARRANTIES OF BANKERS, IMSG AND BIG ...........................................11

         Section 4.01. Corporate Organization and Power ....................................................11
         Section 4.02. Authorization of Agreement ..........................................................11
         Section 4.03. Validity ............................................................................12
         Section 4.04. Consents and Approvals ..............................................................12
         Section 4.05. Title to Shares .....................................................................12
         Section 4.06. Capitalization of Bankers ...........................................................12
         Section 4.07. Capitalization of IMSG ..............................................................12
         Section 4.08. Taxes and Liabilities ...............................................................13
         Section 4.09. Litigation Relating to Transaction ..................................................13
         Section 4.10. Broker's or Finders' Fees ...........................................................13
         Section 4.11. Financial Statements ................................................................13
         Section 4.12. No Undisclosed Liabilities ..........................................................14
         Section 4.13. No Default ..........................................................................14
         Section 4.14. Environmental Matters ...............................................................14
         Section 4.15. Insurance ...........................................................................15
         Section 4.16. Compliance With Law .................................................................15
         Section 4.17. Intellectual Property ...............................................................15
         Section 4.18. Disclosure ..........................................................................16

V.       CONDITIONS PRECEDENT ..............................................................................16

         Section 5.01. Conditions Precedent to Obligations of Bankers, IMSG and BIG ........................16
         Section 5.02. Conditions Precedent to Obligations of Geotrac and the Whites .......................17

VI.      TERMINATION AND ABANDONMENT .......................................................................20

         Section 6.01. Termination..........................................................................20
         Section 6.02. Procedure and Effect of Termination .................................................20

VII.     INDEMNIFICATION; REMEDIES..........................................................................20

         Section 7.01. Survival of Representations and Warranties ..........................................20
         Section 7.02. Indemnification by Geotrac and the Whites ...........................................20
         Section 7.03. Indemnification by Bankers, IMSG and BIG ............................................21
         Section 7.04. Third Party Claims ..................................................................21
         Section 7.05. Further Limitations. ................................................................24
         Section 7.06. Limitations on Amount of Whites .....................................................24
         Section 7.07. Limitations on Indemnification Of BIG, IMSG and Bankers .............................25

VIII.    MISCELLANEOUS .......................................................................................25

         Section 8.01. Expenses, Etc .........................................................................25
         Section 8.02. Publicity .............................................................................25
         Section 8.03. Execution in Counterparts .............................................................25
         Section 8.04. Notices ...............................................................................26
         Section 8.05. Amendments, Supplements, Etc ..........................................................26
         Section 8.06. Entire Agreement ......................................................................27
         Section 8.07. Applicable Law ........................................................................27
         Section 8.08. Attorney's Fees .......................................................................27
         Section 8.09. Representation Acknowledged ...........................................................27
         Section 8.10. Binding Effect Benefits ...............................................................27
         Section 8.11. Assignability .........................................................................28
         Section 8.12. Bankers' Employees ....................................................................28
         Section 8.13. Guarantee .............................................................................28

                    INDEX TO SCHEDULES, EXHIBITS AND ANNEXES

  Exhibit or Schedule                        Description                                         SS. Ref.
  -------------------                        -----------                                         --------
  2.01(a)                          Subordinated Promissory Note                                  2.01(a)

  2.01(d)                          Schedule of Other Stockholders                                2.01(d)

  2.04(c)                          Terms of Preferred Stock of the Company                       2.04(c)

  2.05                             Option and Exchange Agreement                                 2.05

  3.09(a)                          Taxes and Liabilities                                         3.09(a)

  3.09(d)(1)                       Financial Statements of Geotrac                               3.09(d)

  3.09(d)(2)                       Schedule of Permitted Payments                                3.09(d)

  4.08(e)(1)                       IMSG and Bankers Financial Statements                         4.08(e)

  5.01(d)                          Opinion of Geotrac's Counsel                                  5.01(d)

  5.01(g)                          Employment Agreement                                          5.01(g)

  5.02(d)                          Opinion of counsel to Bankers, IMSG and BIG                   5.02(d)

  5.02(m)(2)                       Corporate Governance Agreement                                5.02(m)(2)

  5.02(m)(3)                       Tax Indemnity Agreement                                       5.02(m)(3)

  5.02(m)(4)                       Registration Rights Agreement                                 5.02(m)(4)

  7.02(d)                          Tax Indemnity Exclusion                                       7.02(d)

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger ("Agreement"), dated as of May 12, 1998, by and among the following parties:

         a) Geotrac, Inc., an Ohio corporation located at 3900 Laylin Road, Norwalk, Ohio 44857 ("Geotrac"); and

         b)       Daniel J. White ("White"); and

         c)       White and his wife Sandra (the "Whites"); and

         d) Bankers Hazard Determination Services, Inc., a Florida corporation located at 360 Central Avenue, St. Petersburg, Florida 33701, ("Bankers") or assigns; and

         e) Insurance Management Solutions Group, Inc., a Florida corporation located at 360 Central Avenue, St. Petersburg, Florida 33701 ("IMSG"); and

         f) Bankers Insurance Group, Inc., a Florida corporation located at 360 Central Avenue, St. Petersburg, Florida 33701 ("BIG").

                                   WITNESSETH

         Whereas, on July 31, 1997 Geotrac acquired from Strategic Holdings USA, Inc. ("Strategic") all of the issued and outstanding shares of capital stock of SMS Geotrac, Inc. ("SMS Geotrac"), a Delaware corporation, and Bankers simultaneously acquired forty-nine percent (49%) of the issued and outstanding shares of capital stock of Geotrac (all of which will be referred to as the "Geotrac Acquisition");

         Whereas, Bankers and Geotrac desire to merge Geotrac with and into Bankers, with Bankers being the surviving corporation (the "Company") and changing its name to Geotrac, Inc. (the "Merger");

         Whereas, as a result of the Merger the Company would be one hundred percent owned by IMSG; and

         Whereas, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

         Now, Therefore, in consideration of the foregoing premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.       THE MERGER

         Section 1.01. The Merger. Subject to the terms and conditions of this Agreement and in accordance with the Florida Statute 607.1101 et seq. ("Florida Statute") at the Effective Time (as defined in Section 1.2 below), Geotrac and Bankers shall consummate the Merger pursuant to which (i) Geotrac shall be merged with and into Bankers and the separate corporate existence of Geotrac shall thereupon cease, and (ii) bankers shall be the successor or surviving corporation in the Merger (the "surviving corporation" or the "Company") and shall continue to be governed by the laws of the State of Florida. Pursuant to the Merger,
         (x) the Articles of Incorporation of Bankers, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation, and (y) the By-laws of Bankers, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-laws.

         Section 1.02. Effective Time. Bankers and Geotrac will cause a Certificate of Merger (the "Certificate of Merger") with respect to the Merger to be executed and filed on the date of the Closing (as defined in Section 1.04) (or on such other date as Bankers and Geotrac may agree) with the Secretary of State of the State of Florida and with the Secretary of State of the State of Ohio. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

         Section 1.03. Tax-Free Reorganization. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) and 368(a)(2)(D) of the Code. In this regard, IMSG and Bankers (i) represent that they presently intend, and that at the Effective Time will continue to intend, to cause the Surviving Company to continue Geotrac's historic business or use a significant portion of Geotrac's assets in a business within the meaning of Section 368 of the Code and
         (ii) covenant and agree that IMSG and the Surviving Corporation will conduct their businesses in a manner which will not jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368 of the Code.

         Section 1.04. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., local time, on a date to be specified by the parties, which shall be no later than May 28, 1998 (the "Closing Date"), at the offices of Benesch, Friedlander, Coplan & Aronoff LLP, 2300 BP America Building, 200 Public Square, Cleveland, Ohio 44114, unless another time, date or place is agreed to in writing by the parties hereto.

         Section 1.05. Board of Directors; Officers. The directors and officers of Geotrac immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

II.      CONVERSION OF SHARES

         Section 2.01. Conversion of Shares.

         a) Except for those shares identified in, and as set forth in Sections 2.04(c) and (d), each share of Geotrac common stock, without par value ("Geotrac Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares to be canceled pursuant to Section 2.0l (c) and (d) hereof) shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into (i) the right to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of common stock, par value $.01, of IMSG ("IMSG Common Stock") equal to the Exchange Rate (as defined below) and (ii) One Million Five Hundred Thousand Dollars ($1,500,000) in the form of a subordinated promissory note (the "Note") issued by the Company and guaranteed by IMSG and BIG. The Note will be subordinate to the Huntington Loan (as defined below) or any refinancing of such loan on terms reasonably acceptable to the Whites. Such Note will be due and payable on January 6, 2000, with interest payable quarterly at the Prime Rate (as defined). Prime Rate shall mean the rate published in the Wall Street Journal as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks. A copy of the Note is attached hereto as Exhibit 2.01(a).

         b)       For purposes hereof, the "Exchange Rate" shall mean:

                  (i) The quotient of (A) Five Million Seven Hundred and Sixty-Six Thousand and One Hundred and Eighty-One Dollars ($5,766,181), subject to adjustment as provided below, (the "Aggregate Price") and (B) the fair market value of one share of Common Stock of IMSG, which shall be the initial public offering price of IMSG's Common Stock to be issued in the proposed underwritten public offering (the "IPO").

                  (ii) In the event the IPO is not consummated prior to the Effective Time the Exchange Rate shall be the quotient of (A) the Aggregate Price and (B) $12.00, subject to adjustment if an IPO is consummated within three (3) years of the Effective Time and the initial public offering price is less than or exceeds $12.00 per share.

         c) All shares of Geotrac Common Stock that are owned by Bankers shall, at the Effective Time, be canceled and retired and shall cease to exist and no IMSG Common Stock shall be delivered in exchange therefor.

         d) All of the shares of Geotrac Common Stock that are owned by the stockholders identified on Exhibit 2.01(d) hereof (the "Other Stockholders") shall at the election of the Other Stockholder (i) at the Effective Time, be canceled and retired and shall cease to exist and no IMSG Common Stock shall be delivered in exchange thereof and the Other Stockholders shall receive cash in the aggregate amount of $728,069 for their shares of Geotrac Common Stock and shall be entitled to the amount set forth opposite their name on Exhibit 2.01(d) with payment for their shares of Geotrac Common Stock being made on or before December 1, 1998, or (ii) at the Effective Time be converted into IMSG Common Stock at a conversion ratio equal to the Exchange Ratio.

         e) On and after the Effective Time, holders of certificates which immediately prior to the Effective Time represented outstanding shares of Geotrac Common Stock (the "Certificates") shall cease to have any rights as stockholders of Geotrac, except the right to receive the consideration set forth in this Article II (the "Merger Consideration") for each share of Geotrac Common Stock held by them.

         f) After the Effective Time, all of the issued and outstanding shares of capital stock of the Company will be owned by IMSG.

         Section 2.02. Issuance of IMSG Common Stock.

         a) The manner in which each share of Geotrac Common Stock (other than shares to be canceled as set forth in Section 2.01(c) and
                  (d)) will be converted into IMSG Common Stock shall be as set forth in this Section 2.02.

         b) No certificates or scrip representing fractional shares of IMSG Common Stock shall be issued upon the surrender for exchange of Certificates representing shares of Geotrac Common Stock, no dividend or distribution with respect to shares shall be payable on or with respect to any fractional share and such fractional share interests shall not entitle the owner thereof to vote or to exercise any other rights of a stockholder of IMSG. In lieu of any such fractional shares, each holder of Geotrac Common Stock who otherwise would be entitled to receive a fractional share of IMSG Common Stock pursuant to the Merger will be paid an amount in cash equal to such fractional interest multiplied by the quotient of the Aggregate Price divided by the Exchange Rate.

         Section 2.03. Assistance in Consummation of the Merger. Each of IMSG, Bankers, BIG, Geotrac and the Whites shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as practicable in accordance with the terms and conditions of this Agreement.

         Section 2.04. Financing.

         a) The parties hereto acknowledge that Geotrac currently has an outstanding loan from The Huntington National Bank of Cleveland, Ohio ("Huntington") (the "Huntington Loan") in the principal amount of Eight Million Seven Hundred and Fifty Thousand Dollars ($8,750,000). The parties hereto agree that the Company will assume the Huntington Loan in connection with the Merger, on terms and conditions acceptable to the Company, the Whites, IMSG and Huntington. In the event Huntington is unwilling to continue to loan money to the Company, IMSG shall be responsible for obtaining replacement financing on terms acceptable to the Whites. The parties hereto acknowledge that the terms and conditions set forth in the existing Huntington loan are acceptable. IMSG agrees to advance such funds to the Company as are necessary, and not otherwise available in the Company, to carry the cost of servicing the Huntington Loan (or any refinancings thereof) and the Note issued to the Whites pursuant to Article II hereof. Any funds advanced by IMSG to the Company shall be treated as a loan to the Company.

         b) Upon consummation of the Merger, White shall have the authority, subject to the approval of the Board of Directors of the Company, such approval not to be unreasonably withheld, to sell that portion of the business of Bankers that White shall deem appropriate, together with making available for employment by purchaser, personnel who choose to accompany the part of the business sold. The proceeds of such sale or sales shall be used to reduce the debt of the Company to Huntington. Any proceeds of such sale or sales in excess of the amount required to satisfy the Huntington Loan shall be used to redeem the preferred stock of the Company held by IMSG.

         c) The parties hereto acknowledge that Bankers obtained Six Million Seven Hundred and Fifty Thousand Dollars ($6,750,000) from the sale of its preferred stock and a loan from South Trust (the "South Trust Loan"). The proceeds from the sale of Bankers preferred stock and the South Trust Loan were invested in Geotrac. Bankers, IMSG and BIG hereby agree that prior to the Effective Time, IMSG will assume the South Trust Loan in exchange for the Bankers preferred stock. The preferred stock will be exchanged for cumulative 8 1/2% preferred stock of the Company the terms of which are set forth on Exhibit 2.04(c) hereto. In the event IMSG closes an underwritten public offering ("IPO"), the parties hereto agree that a portion of the proceeds from such IPO will be contributed to the capital of the Company and used to redeem the outstanding preferred stock of the Company.

         d) At the time the Company is required to make the payments to the Other Stockholders as required by Section 2.01(d) hereof, IMSG has agreed to loan the Company up to Seven Hundred and Twenty-Eight Thousand and Sixty-nine Dollars ($729,069). The proceeds of the loan may be used by the Company to pay the amounts owed to the Other Stockholders identified on Exhibit 2.01(d) hereof as consideration for their Shares of Geotrac Common Stock. Such advance will be treated as a debt of the Company and will accrue interest annually at the Prime Rate, with principal and interest payable at any time on or after December 31, 1999.

         Section 2.05. Option and Exchange Agreement.

         a) The parties will enter into an Option and Exchange Agreement that provides, in the event the Effective Time occurs before the consummation of the IPO, and if the IPO does not close prior to April 1, 2001, the Whites will be entitled to elect to:

                  (i) exchange (the "Exchange") the IMSG Common Stock received as part of the Merger consideration pursuant to Section 2.01 hereof for twenty percent (20%) of the shares of Common Stock of the Company on a fully diluted basis plus cash equal to:

                           (A) The amount of any federal, state and local income tax owed by the Whites as a result of the exchange of shares and the receipt of any tax gross-up payment made to the Whites such that the Whites will receive an after tax amount equal to the amount of the federal, state and local income tax due as a result of the exchange, plus

                           (B) Twenty percent (20%) of any dividends that are paid with respect to the Company Common Stock between the date of the Merger and the date of the exercise of the option, less

                           (C) Dividends paid to the Whites with respect to the IMSG Common Stock issued to them in connection with the Merger, or

                  (ii) elect to have their shares of IMSG redeemed by IMSG for a promissory note of IMSG in the principal amount of Five Million Dollars ($5,000,000) (which principal amount will increase at a compounded rate equal to the Prime Rate on the date of the Merger, from the date of the Merger to the date of issuance). The note shall provide for monthly payments, shall amortize over a five year period, shall bear interest at a rate equal to the Prime Rate on the date of issuance and shall balloon after one year and shall be guaranteed by BIG. From and after April 1, 2001 the election under this Section 2.05 must be made within 30 days of written demand by IMSG to the Whites. The terms and conditions of the foregoing option are as set forth in the Option and Exchange Agreement as set forth on Exhibit 2.05 hereto.

         b) The Option and Exchange Agreement will further provide, from and after the third anniversary of the Effective Time of the Merger and provided the IPO has not been consummated, the Whites will have an option to require BIG to purchase the shares of Common Stock of IMSG or the Company, as the case may be, owned by them in return for twenty percent (20%) of the fair market value of the common stock of the Company. The fair market value is to be determined based on an independent appraisal of the Company without any discounts for minority interests or otherwise determined by an independent appraiser selected by the Whites and BIG. The terms and conditions of the Option and Exchange Agreement are set forth on Exhibit
                  2.05 hereto.

         Section 2.06. Cross-License Agreement. Upon consummation of the Merger the Cross-License Agreement dated July 31, 1997, between Geotrac and Bankers (the "Cross License Agreement") will be terminated and any obligations to make payments thereunder will be terminated.

III.     REPRESENTATIONS AND WARRANTIES OF GEOTRAC AND THE WHITES

         Geotrac and the Whites represent and warrant to Bankers, IMSG and BIG as follows:

         Section 3.01. Corporate Organization and Power. Geotrac is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Geotrac has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

         Section 3.02. Authorization of Agreement. The execution, delivery and consummation of this Agreement by Geotrac has been duly authorized by the Board of Directors and the shareholders of Geotrac in accordance with all applicable laws and the Articles of Incorporation and Code of Resolutions of Geotrac, and at the Closing no further corporate action will be necessary on the part of Geotrac or its shareholders to make this Agreement valid and binding on Geotrac and enforceable against Geotrac in accordance with its terms. The execution, delivery and consummation of this Agreement by Geotrac (i) is not contrary to the Articles of Incorporation or Code of Regulations of Geotrac, (ii) does not now and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, rule, regulation, law, contract, agreement or any other restriction to which Geotrac is a party or to which Geotrac or any of its assets is subject or bound, and
         (iii) will not result in the
         creation of any lien or other charge upon the shares of Common Stock of Geotrac or the assets of Geotrac.

         Section 3.03. Validity. This Agreement has been duly executed and delivered by Geotrac and constitutes the legal, valid and binding obligation of Geotrac, enforceable against Geotrac in accordance with its terms.

         Section 3.04. Consents and Approvals. No order, authorization, approval or consent from, or filing with, any person or entity or any federal or state governmental or public body or other authority having jurisdiction over Geotrac is required for the execution, delivery and performance of this Agreement.

         Section 3.05. Title to Shares. The Stockholders have full right, power and authority to sell, issue, convey and deliver to Bankers, in accordance with the terms of this Agreement, good and valid title, beneficially and of record, to all 510 shares of Common Stock of Geotrac owned by them in the amounts set forth on Schedule 2.01(d) hereto, free and clear of all restrictions, claims, liens, charges, encumbrances and rights of others.

         Section 3.06. Capitalization of Geotrac. The total authorized capital stock of Geotrac is 1,000 shares of Common Stock, without par value, all of which shares have been validly issued and are presently outstanding. Geotrac does not hold any shares of capital stock as treasury shares. There are no outstanding subscriptions, options, agreements, contracts, calls, commitments or demands of any character to which Geotrac or the Whites or the Other Stockholders are a party which restrict the transfer of the Geotrac Common Stock owned by the Whites or the Other Stockholders or otherwise related to the Geotrac Common Stock owned by the Whites.

         Section 3.07. Litigation Relating to Transaction. There are no actions, suits, proceedings or claims pending before any court, arbitrator or government agency against or affecting Geotrac which might enjoin or prevent the consummation of the transactions contemplated by this Agreement.

         Section 3.08. Broker's or Finders' Fees. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Geotrac directly with Bankers without the intervention of any person on behalf of Geotrac in such manner as to give rise to any claim by any person against Bankers for a finder's fee, brokerage commission or similar payment.

         Section 3.09. Taxes and Liabilities.

         a) Except as set forth on Schedule 3.09 (a), Geotrac (i) has filed, and will file, on a timely basis (including all extensions), all federal income tax returns and all state and local income or franchise tax returns (collectively, "Tax Returns") required to be filed by Geotrac for all years or periods ending on or before the Closing Date accurately reflecting in all respects income or franchise taxes owing to the United States or any state or local government, and (ii) has paid in full, or set up an adequate reserve for the payment of, all taxes (including interest, penalties and additions to tax) shown to be due on such Tax Returns. Except as set forth on Schedule
                  3.09 (a), all such Tax Returns are, or will be, true, correct and complete in all material respects.

         b) To the knowledge of Geotrac, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Geotrac federal income tax return for any period ending on or before the Closing.

         c) Geotrac has made or will make available to Bankers for inspection, complete and correct copies of all federal income tax returns of Geotrac.

         d) Except for the transactions set forth in the Geotrac financial statements attached hereto as Exhibit 3.09(d)(1) and as contemplated by this Agreement and permitted on Schedule 3.09(d)(2), Geotrac shall not commit to additional financial obligations including, but not limited to, declaration or payment of dividends, issuance of stock options, or incurrence of additional debt.

         Section 3.10. Financial Statements. The financial statements of Geotrac attached hereto as Exhibit 3.09 (d)(1) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such financial statements fairly present in all material respects the financial position and the results of operations and cash flows of Geotrac as at the dates thereof or for the periods presented therein. At Closing, the Company shall deliver financial statements for the year ended December 31, 1997 and the quarter ended March 31, l998 that have been prepared from, and are in accordance with, the books and records of Geotrac, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of Geotrac as at the dates thereof or for the periods presented therein.

         Section 3.11. No Undisclosed Liabilities. Except (a) to the extent disclosed in the Geotrac financial statements delivered herewith, (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, during the period from March 31, 1998 through the date of this Agreement and (c) otherwise known to Bankers, Geotrac has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on Geotrac or would be required to be reflected or reserved against on a balance sheet of Geotrac (including the notes thereto) prepared in accordance with GAAP.

         Section 3.12. No Default. The business of Geotrac is not being conducted in default or violation of any term, condition or provision of (a) its Certificate of Incorporation or By-laws or similar organizational documents, (b) any agreement pursuant to which Geotrac is bound or (c) any federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Geotrac excluding from the foregoing clauses (b) and (c), defaults or violations that, individually or in the aggregate, would not have a material adverse effect on Geotrac or would not, or would not be reasonably likely to, materially impair the ability of Geotrac to consummate the Merger or the other transactions contemplated hereby. No investigation or review by any governmental entity with respect to Geotrac is pending or, to the best knowledge of Geotrac and the Whites, threatened, nor to the best knowledge of Geotrac and the Whites, has any governmental entity indicated an intention to conduct the same.

         Section 3.13. Environmental Matters. As of the date of this Agreement, Geotrac is in compliance with all applicable Environmental Laws and there are no Environmental Liabilities and Costs of Geotrac that would have or are reasonably likely to have an adverse effect on Geotrac.

         For purposes of this Section 3.13, the following definitions shall apply:

         "Environmental Laws" means all applicable foreign, federal, state and local laws, common law, regulations, rules and ordinances relating to pollution or protection of health, safety or the environment.

         "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, obligations to conduct cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, under any Environmental Law, or arising from environmental, health or safety conditions, as a result of past or present ownership, leasing or operation of any properties, owned, leased or operated by Geotrac.

         Section 3.14. Insurance. As of the date hereof, Geotrac is insured by insurers against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds are in full force and effect. Descriptions of these plans and related liability coverage have been previously provided to Bankers.

         Section 3.15. Compliance With Law. Geotrac has complied in all material respects with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce, antitrust laws, ERISA and laws relating to taxes.

         Section 3.16. Intellectual Property. Geotrac owns or has adequate rights to use all patents, trademarks, service marks, trade names, service names, copyrights, technology, know-how, processes, trade secrets, customer lists and other intellectual property, intangible property and proprietary rights (collectively, the "Intellectual Property") used in or necessary for the conduct of their respective businesses as now conducted without, to the best knowledge of Geotrac and the Whites, any infringement or alleged infringement of the rights of others. Geotrac is not in default in the payment of any royalties, license fees or other consideration to any owner or licensor of any Intellectual Property used in or necessary for the conduct of their respective businesses as now conducted, nor otherwise is in default in any material respect in the performance of any of their respective obligations to any such owner or licensor, and no such owner or licensor, nor any such agent or representative, has notified Geotrac in writing of any claim of any such infringement, violation or default.

         Section 3.17. Disclosure. The representations, warranties or disclosures of information made by Geotrac and the Whites in this Agreement, the Schedules and Exhibits hereto or any certification delivered or to be delivered pursuant to this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

IV.      REPRESENTATIONS AND WARRANTIES OF BANKERS, IMSG AND BIG

         Bankers, IMSG and BIG represent and warrant to Geotrac and the Whites as follows:

         Section 4.01. Corporate Organization and Power. Bankers, IMSG and BIG are corporations duly organized, validly existing and in good standing under the laws of the State of Florida. Bankers, IMSG and BIG each have the corporate power and authority to execute, deliver and perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

         Section 4.02. Authorization of Agreement. The execution, delivery and consummation of this Agreement by Bankers, IMSG and BIG has been duly authorized by their respective boards of directors and shareholders in accordance with all applicable laws and their respective Certificate of Incorporation and By-Laws or other charter documents, and at the closing no further corporate action will be necessary on the part of Bankers, IMSG and BIG or any of their shareholders to make this Agreement valid and binding on Bankers, IMSG and BIG and enforceable against Bankers, IMSG and BIG in accordance with its terms. The execution, delivery and consummation of this Agreement by each of Bankers, IMSG and BIG (i) is not contrary to its Certificate of Incorporation or By-Laws or other charter documents of any of Bankers, IMSG or BIG, and (ii) does not now and will not, with the passage of time, the giving of notice or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any indenture, mortgage, deed of trust, lease, instrument, order, judgment, decree, rule, regulation, law, contract, agreement or any other restriction to which any of Bankers, IMSG or BIG is a party or to which any of their assets is subject or bound and (iii) will not result in the creation of any lien or other charge upon the capital stock of the Company or IMSG.

         Section 4.03. Validity. This Agreement has been duly executed and delivered by Bankers, IMSG and BIG and constitutes the legal, valid and binding obligation of Bankers, IMSG and BIG, enforceable against Bankers, IMSG and BIG in accordance with its terms.

         Section 4.04. Consents and Approvals. No order, authorization, approval or consent from, or filing with, any person, entity or federal or state governmental or public body or other authority having jurisdiction over Bankers, IMSG or BIG is required for the execution, delivery and performance by any of them of this Agreement.

         Section 4.05. Title to Shares. IMSG has full right, power and authority to sell, issue, convey and deliver to the Whites, in accordance with the terms of this Agreement, good and valid title, beneficially and of record, to all of the shares of IMSG Common Stock to be issued in accordance with Section 2.01 hereof, free and clear of all restrictions, claims, liens, charges, encumbrances and rights of others.

         Section 4.06. Capitalization of Bankers. The authorized capital stock of Bankers is 500 shares of Common Stock, $1.00 par value per share, of which 500 shares have been validly issued to IMSG, 1,000,000 shares of Class A Preferred Stock of which none of the shares are issued and outstanding and 1,000,000 shares of Class B Preferred Stock of which 675,000 shares have been validly issued to IMSG. Bankers does not hold any shares of capital stock as treasury shares. Except as contemplated by this Agreement, there are no outstanding subscriptions, options, agreements, contracts, calls, commitments or demands of any character to which Bankers is a party which restrict the transfer of the capital stock of Bankers.

       Section 4.07. Capitalization of IMSG. The total authorized capital stock of IMSG consists of 100,000,000 shares of Common Stock, $.01 par value per share, of which 20,000,000 have been validly issued to BIG. Except as set forth on Schedule 4.07, IMSG does not hold any shares of capital stock as treasury shares. Except as contemplated by this Agreement and the IPO, there are no outstanding subscriptions, options, agreements, contracts, calls, commitments or demands of any character to which IMSG is a party which restrict the transfer of the capital stock of IMSG.

       Section 4.08. Taxes and Liabilities.

       a) IMSG and Bankers (i) have filed on a consolidated basis, and will file, on a timely basis (including all extensions), all federal income tax returns and all combined or unitary state and local income or franchise tax returns (collectively, "Tax Returns") required to be filed by IMSG and Bankers for all years or periods ending on or before the Effective Time accurately reflecting in all respects income or franchise taxes owing to the United States or any state or local government, and (ii) has paid in full, or if not paid in full prior to the Effective Time will pay in full when due, all taxes (including interest, penalties and additions to tax) shown to be due on such Tax Returns. All such Tax Returns are, or will be, true, correct and complete in all material respects.

       b) There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any IMSG or Bankers federal income tax return for any period ending on or before the Closing.

       c) IMSG and Bankers have made or will make available to Geotrac for inspection, complete and correct copies of all federal income tax returns of IMSG and Bankers.

       Section 4.09. Litigation Relating to Transaction. There are no actions, suits, proceedings or claims pending before any court, arbitrator or government agency against or affecting Bankers, IMSG or BIG which might enjoin or prevent the consummation of the transactions contemplated by this Agreement.

       Section 4.10. Broker's or Finders' Fees. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Bankers, IMSG or BIG directly with Geotrac and White, without the intervention of any person on behalf of Bankers, IMSG or BIG in such manner as to give rise to any claim by any person against Geotrac and White for a finder's fee, brokerage commission or similar payment.

       Section 4.11. Financial Statements. The financial statements of IMSG and Bankers attached hereto as Exhibit 4.08 (e)(1) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such financial statements fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of IMSG and its consolidated subsidiaries as at the dates thereof or for the periods presented therein. On or before the Closing, IMSG shall deliver consolidated financial statements for the three period ended December 31, 1997 and the quarter ended that have been prepared from, and are in accordance with, the books and records of IMSG and/or its consolidated subsidiaries, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of IMSG and its consolidated subsidiaries as at the dates thereof or for the periods presented therein.

       Section 4.12. No Undisclosed Liabilities. Except (a) to the extent disclosed in the IMSG financial statements delivered herewith and (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, during the period from March 31, 1998 through the date of this Agreement, neither IMSG nor any of its subsidiaries have incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on IMSG and its subsidiaries or would be required to be reflected or reserved against on a consolidated balance sheet of IMSG and its subsidiaries (including the notes thereto) prepared in accordance with GAAP.

       Section 4.13. No Default. The business of IMSG and each of its subsidiaries is not being conducted in default or violation of any term, condition or provision of (a) its respective Certificate of Incorporation or By-laws or similar organizational documents, (b) any agreement pursuant to which IMSG or its subsidiaries is bound or (c) any federal, state, local or foreign law, statute, regulation, rule, ordinance, judgment, decree, order, writ, injunction, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to IMSG or any of its subsidiaries excluding from the foregoing clauses (b) and (c), defaults or violations that, individually or in the aggregate, would not have a material adverse effect on IMSG and its subsidiaries or would not, or would not be reasonably likely to, materially impair the ability of IMSG to consummate the Merger or the other transactions contemplated hereby. No investigation or review by any governmental entity with respect to IMSG or any of its subsidiaries is pending or, to the best knowledge of IMSG, threatened, nor to the best knowledge of IMSG, has any governmental entity indicated an intention to conduct the same.

       Section 4.14. Environmental Matters. As of the date of this Agreement, IMSG is in compliance with all applicable Environmental Laws and there are no Environmental Liabilities and Costs of IMSG and its subsidiaries that would have or are reasonably likely to have an adverse effect on IMSG and its subsidiaries.

       For purposes of this Section 4.14, the following definitions shall apply:

       "Environmental Laws" means all applicable foreign, federal, state and local laws, common law, regulations, rules and ordinances relating to pollution or protection of health, safety or the environment.

       "Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, obligations to conduct cleanup, losses, damages, deficiencies, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigations and feasibility studies and responding to government requests for information or documents), fines, penalties, restitution and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, resulting from any claim or demand, by any person or entity, whether based in contract, tort, implied or express warranty, strict liability, joint and several liability, criminal or civil statute, under any Environmental Law, or arising from environmental, health or safety conditions, as a result of past or present ownership, leasing or operation of any properties, owned, leased or operated by the Company or any of its Subsidiaries.

       Section 4.15. Insurance. As of the date hereof, IMSG and each of its subsidiaries are insured by insurers against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds are in full force and effect. Descriptions of these plans and related liability coverage have been previously provided to Geotrac and the Whites.

       Section 4.16. Compliance With Law. IMSG and its subsidiaries have complied in all material respects with all laws, statutes, regulations, rules, ordinances, and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, interstate commerce, antitrust laws, ERISA and laws relating to taxes.

       Section 4.17. Intellectual Property. IMSG and Bankers owns or has adequate rights to use all patents, trademarks, service marks, trade names, service names, copyrights, technology, know-how, processes, trade secrets, customer lists and other intellectual property, intangible property and proprietary rights (collectively, the "Intellectual

       Property") used in or necessary for the conduct of their respective businesses as now conducted without, to the best knowledge of IMSG and/or Bankers, any infringement or alleged infringement of the rights of others. Neither IMSG nor Bankers is in default in the payment of any royalties, license fees or other consideration to any owner or licensor any Intellectual Property used in or necessary for the conduct of their respective businesses as now conducted, nor otherwise is in default in any material respect in the performance of any of their respective obligations to any such owner or licensor and no such owner or licensor nor any such agent or representative, has notified IMSG or Bankers in writing of any claim of any such infringement, violation or default.

       Section 4.18. Disclosure. The representations, warranties or disclosures of information made by IMSG, Bankers or BIG in this Agreement, the Schedules and Exhibits hereto or any certification delivered or to be delivered pursuant to this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

V.     CONDITIONS PRECEDENT

       Section 5.01. Conditions Precedent to Obligations of Bankers, IMSG and BIG. The obligations of Bankers, IMSG and BIG to consummate the transactions contemplated by this Agreement are subject, at the option of Bankers, IMSG and BIG, to the satisfaction at or prior to the Effective Time of each of the following conditions:

       a) Accuracy of Representations and Warranties. The representations and warranties of Geotrac and the Whites contained in this Agreement or in any certificate or document delivered to Bankers, IMSG or BIG pursuant hereto shall be true and correct in all material respects on and as of the Effective Time as though made at and as of that date, and Geotrac and the Whites shall have delivered to Bankers, IMSG or BIG a certificate to that effect.

       b) Compliance with Covenants. Geotrac shall have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by them at or prior to the Effective Time, and Geotrac and the Whites shall have delivered to Bankers, IMSG or BIG a certificate to that effect.

       c) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.

       d) Opinion of Counsel for Geotrac. Bankers, IMSG and BIG shall have received the opinion of Benesch, Friedlander, Coplan & Aronoff, LLP, counsel for Geotrac, dated the Closing Date, satisfactory in form and substance to Bankers, IMSG and BIG and its counsel, to the effect set forth in Exhibit "5.01 (d)" hereto.

       e) Material Adverse Change. There shall not have occurred a material adverse change to the business or assets of Geotrac since the date of this Agreement.

       f) Shareholders Agreement. Bankers, IMSG, Geotrac and the Whites shall have terminated the Shareholders' Agreement dated July 31, 1997.

       g) Employment Agreement. Geotrac and Daniel J. White shall have entered into an Employment Agreement in the form of Exhibit "5.01
              (g)" attached hereto.

       h) Good Standing. Bankers, IMSG and BIG shall have received certified copies of certificates of good standing for Geotrac from the Secretary of State of the State of Ohio.

       i) Resolution. Bankers, IMSG and BIG shall have received an executed Resolution of the Board of Directors and Shareholders of Geotrac authorizing the transactions contemplated by this Agreement and Exhibits and Schedules attached hereto and authorizing the termination of the 401(K) Plan of Geotrac at or prior to the Effective Time.

       j) Cross License Agreement. The Cross License Agreement shall be terminated.

       k) Huntington Loan. Huntington shall have consented to the transactions contemplated hereby.

       1) Releases. Releases from each of the Other Stockholders shall have been delivered to Geotrac in a form satisfactory to BIG, IMSG and Bankers.

       m) Representation Letter. Grant Thornton shall have received a representation letter from Daniel White in a form acceptable to it.

       n) Financial Statements. Geotrac shall have delivered the financial statements specified in Section 3.10 and such financial statements must be reasonably acceptable to BIG, IMSG and Bankers.

       Section 5.02. Conditions Precedent to Obligations of Geotrac and the Whites. The obligations of Geotrac and the Whites under this Agreement are subject, at the option of Geotrac and the Whites, to the satisfaction at or prior to the Effective Time of each of the following conditions:

       a) Accuracy of Representations and Warranties. The representations and warranties of Bankers, IMSG or BIG contained in this Agreement or in any certificate or document delivered to Geotrac pursuant hereto shall be true and correct in all material respects on and as of the Effective Time as though made at and as of that dates and Bankers, IMSG or BIG shall have delivered to Geotrac and the Whites a certificate to such effect.

       b) Compliance with Covenants. Bankers, IMSG and BIG shall have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by them at or prior to the Closing, and Bankers, IMSG and BIG shall have delivered to Geotrac and the Whites a certificate to that effect.

       c) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.

       d) Opinion of Counsel to Bankers, IMSG and BIG. Geotrac shall have received the opinion of C. Anthony Sexton, counsel for Bankers, IMSG or BIG, dated the Closing Date, satisfactory in form and substance to Geotrac and their counsel, to the effect set forth in Exhibit "5.02(d)" hereto.

       e) Material Adverse Change. There shall not have occurred a material adverse change in the business or assets of Bankers, IMSG or BIG since the date of this Agreement.

       f) Shareholders Agreement. Bankers, IMSG, Geotrac and the Whites shall have terminated the Shareholders' Agreement dated July 31, 1997.

       g) Employment Agreement. The Company and Daniel J. White shall have entered into an Employment Agreement in the form of Exhibit 5.01
              (g) attached hereto.

       h) Good Standing and Charter Documents. Geotrac shall have received certified copies of certificates of good standing for Bankers, IMSG and BIG in the states of incorporation and received certified copies of the Articles of Organization and By-laws or other organizational documents of each of Bankers, IMSG and BIG.

       i) Resolutions. Geotrac shall have received certified copies of the resolutions of the Board of Directors and Shareholders, where necessary, of each of Bankers, IMSG and BIG authorizing the transactions contemplated by this Agreement and the Exhibits and Schedules attached hereto.

       j) Cross License Agreement. The Cross License Agreement shall be terminated.

       k) Huntington Loan. Huntington shall have consented to the transaction contemplated hereby or IMSG shall have secured replacement financing on terms acceptable to Geotrac and the Whites.

       l) South Trust Loan. IMSG shall have purchased the preferred stock of the Company originally issued to Heritage Hotel Holding Company in connection with the South Trust Loan.

       m) Additional Documents. The following additional documents shall be executed and delivered:

              1.     The Option and Exchange Agreement.

              2.     The Corporate Governance Agreement attached hereto as
                     Exhibit 5.02(m)(2)

              3. The Tax Indemnity Agreement attached hereto as Exhibit 5.02(m)(3) hereto relating to the indemnity provided by IMSG and BIG to the Whites for any costs, expenses, losses, damages or liabilities they may incur as a result of the Merger not qualifying as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) or 368(a)(2)(D) of the Code, or the exchange rights or put rights provided to the Whites pursuant to the Option and Exchange Agreement constituting "boot."

              4.     The Registration Rights Agreement attached hereto as
                     Exhibit 5.02(m)(4).

              5. An opinion from Grant Thornton, a tax advisor to BIG, to the effect that the Merger will qualify as a tax-free reorganization within the meaning of Sections 368 (a)(l)(A) and 368 (a)(2)(D) of the Code, the cost of which shall be borne by Bankers in a form acceptable to the Whites.

              6. A certificate of IMSG and Bankers providing Geotrac and White with certain factual representations of IMSG and Bankers reasonably requested by Geotrac and the Whites as necessary to confirm that neither IMSG nor the Surviving Corporation will take any action on or after the Effective Time that would jeopardize the tax-free nature of the transaction.

              7. Grant Thornton shall have received a representation letter from BIG, IMSG and Bankers in a form acceptable to it.

              8. IMSG shall have delivered the consolidated financial statements identified in Section 4.11 and such consolidated financial statements must be reasonably acceptable to Geotrac and the Whites.

              9. Geotrac and the Whites shall have received Releases from each of the Other Stockholders in a form reasonably acceptable to Geotrac and the Whites.

VI.    TERMINATION AND ABANDONMENT

       Section 6.01. Termination. This Agreement may be terminated at any time prior to the Closing:

       a) by the mutual consent of Bankers, IMSG or BIG and Geotrac and the Whites; or

       b) by either Bankers, IMSG or BIG or Geotrac if the Closing contemplated in Section 1.04 above shall not have occurred on or before May 28, 1998 or such later date as may be agreed upon by the parties hereto or any of the Conditions Precedent of that party are not met.

       Section 6.02. Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any or all of the parties pursuant to Section 6.01, written notice thereof shall forthwith be given to the other party to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, no party shall have any liability or further obligation to any other party to this Agreement pursuant to this Agreement, except that the parties preserve and shall retain their rights if another party breaches any representations or warranties or covenants contained herein.

VII.   INDEMNIFICATION; REMEDIES

       Section 7.01. Survival of Representations and Warranties. The representations and warranties of Geotrac and the Whites in Article II and of Bankers, IMSG or BIG in Article III shall survive the Closing for one year.

       Section 7.02. Indemnification by Geotrac and the Whites. Geotrac and the Whites shall indemnify Bankers, IMSG or BIG and the stockholders, directors, employees and agents of Bankers, IMSG or BIG in their capacity as such (collectively, the "Bankers, IMSG or BIG Indemnified Parties') from and against and shall hold the Bankers, IMSG or BIG Indemnified Parties harmless from:

       a) any proceeding, claim, liability loss, damage or deficiency, including any and all reasonable costs and expenses (including, but not limited to, reasonable legal and accounting fees) related to any of the foregoing (collectively, "Loss"), resulting from or arising out of any material inaccuracy in or material breach of any representation or warranty by Geotrac contained in this Agreement.

       b) any Loss resulting from or arising out of a breach or nonperformance of any covenant or obligation of Geotrac under this Agreement;

       c) any Loss resulting from or arising out of the claims of any broker, finder or other person acting in a similar capacity on behalf of Geotrac or the Whites in connection with the transactions contemplated herein; and

       d) any Loss relating or pertaining to any Geotrac tax or other liability of any nature whatsoever (including interest, penalties and additions to tax) payable with respect to any period ending on or prior to Closing except for liabilities disclosed on the attached Exhibit "7.02(d)."

       Section 7.03. Indemnification by Bankers, IMSG and BIG. Bankers, IMSG and BIG shall indemnify Geotrac and the stockholders, directors, employees and agents of Geotrac in their capacity as such and the Whites (collectively, the "Geotrac Indemnified Parties") from and against, and shall hold the Geotrac Indemnified Parties harmless from:

       a) any Loss resulting from or arising out of any material inaccuracy in or material breach of any representation or warranty by Bankers, IMSG or BIG in this Agreement;

       b) any Loss resulting from or arising out of any breach or nonperformance of any covenant or obligation of Bankers, IMSG or BIG under this Agreement;

       c) any Loss resulting from or arising out of the claims or any broker, finder or other person acting in similar capacity on behalf of Bankers, IMSG or BIG in connection with the transactions contemplated herein; and

       d) any Loss relating or pertaining to any Bankers, IMSG or BIG tax or other liability of any nature whatsoever (including interest, penalties and additions to tax) payable with respect to any period ending on or prior to the Closing.

       Section 7.04. Third Party Claims.

       a) Notice of Claim. If any legal proceeding is instituted or any claim is asserted by any third party in respect of which the Geotrac Indemnified Parties on the one hand, or Bankers, IMSG or BIG Indemnified Parties on the other hand may be entitled to indemnity hereunder, the party asserting such right to indemnity (the "Indemnified Party") shall give the party from whom indemnity is sought (the "Indemnifying Party") written notice thereof A delay in giving notice shall only relieve the Indemnifying Party of liability to the extent the Indemnifying Party Suffers actual prejudice because of the delay.

              The Indemnifying Party shall have 30 days after receipt of such notice to decide whether it will agree to be responsible for the claim and provide indemnity hereunder.

       b) Indemnifying Party Accepts Responsibility. If the Indemnifying Party decides to accept responsibility and liability for such claim and proceeding and provides written notice (the "Response Notice") to such effect to the Indemnified Party within-such 30-day period, the Indemnifying Party shall be fully responsible for undertaking and conducting, through counsel of its own choosing and its own expense, the settlement or defense of such claim or proceeding. If a court of competent jurisdiction determines that the Indemnifying Party was not required to provide indemnity for such claim, the Indemnified Party shall reimburse the Indemnifying Party for all of the Losses incurred by it in providing indemnity for the third-party claim and pursuing its claim against the Indemnified Party. If a court of competent jurisdiction determines that the Indemnifying Party was required to provide indemnity for such claim, the Indemnifying Party shall reimburse the Indemnified Party for all of the Losses, costs or expenses, incurred by the Indemnified Party in defense of the Indemnifying Party's claim. If a court of competent jurisdiction determines that the Indemnifying Party was required to provide indemnity for part, but not all of such third-party claim, the Indemnified Party shall reimburse the Indemnifying Party far the Losses, costs and expenses incident to the defense of the third-party claim in proportion to the responsibility allocated by such court, and each party shall bear its own costs and expenses with respect to the Indemnifying Party's claim against the Indemnified Party.

              The indemnified Party shall have the rights with counsel of its own choice and at its own expense, to participate in, but not control the defense and settlement of any claim or proceeding for which the Indemnifying Party accepts responsibility hereunder. In addition, if, at any time the Indemnified Party believes that a claim is not, (in fact) the proper subject for indemnification by the Indemnifying Party, the Indemnified Party may assume from the Indemnifying Party responsibility for and control of such claim or proceeding; provided that the Indemnified Party reimburses the Indemnifying Party for all of the losses, costs and expenses incurred by it to such date in defense of such claims. If the Indemnified Party assumes control of a claim pursuant to this paragraph, it thereby becomes fully responsible and liable for the defense and settlement thereof, and waives any right to assert any further indemnification obligation with respect to such claim against the Indemnifying Party.

              Notwithstanding anything to the contrary herein, if, in the reasonable opinion of the Indemnified Party any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business operations assets, properties or prospects of the Indemnified Party (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnified Party), the Indemnified Party shall have the right to control the defense compromise and settlement of such Third Party Claim undertaken by the Indemnifying Party, and the costs and expenses of the Indemnified Party in connection therewith shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party shall elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense/compromise and settlement of such Third Party Claim at its sole cost and expense. Any compromise or settlement of such Third Party Claim shall be subject to the approval of the Indemnifying Party, which approval shall not be unreasonably withheld, conditioned or delayed.

       c) Indemnifying Party Declines Responsibility. If the Indemnifying Party fails to deliver a Response Notice timely, or delivers a Response Notice and declines responsibility and liability for such claim or proceeding, the Indemnified Party shall undertake, conduct and control through counsel of its own choosing and at its expense, the settlement or defense of such claim. Notwithstanding the foregoing, the Indemnified Party shall retain the right, after the completion or resolution of such claim or proceeding, to assert a claim against the Indemnifying Party alleging that it should have provided indemnity hereunder. If a court of competent jurisdiction determines that the Indemnifying Party was required to provide indemnity for such claim, the Indemnifying Party shall reimburse the Indemnified Party for all of the Losses costs and expenses incurred by the Indemnified Party in defending such claim and pursuing its claim against the Indemnifying Party. If a court of competent jurisdiction determines that the Indemnifying Party was not required to provide indemnity for such claim, the Indemnified Party shall reimburse the Indemnifying Party for all of the Losses, costs and expenses incurred by the Indemnifying Party in defense of the Indemnified Party's claim. If a court of competent jurisdiction determines that the Indemnifying Party was required to provide indemnity for part, but not all of such third-party claim the Indemnifying Party shall reimburse the Indemnified Party for the Losses, costs and expenses incident to the defense of the third-party claim in proportion to the responsibility allocated by such court, and each party shall bear its own costs and expenses with respect to the Indemnified Party's claim against the Indemnifying Party.

              The Indemnifying Party shall have the right with counsel of its own choice at its own expense, to participate in but not control the defense and settlement of any claim or proceeding for which it initially declines responsibility. In addition, if at any time, the Indemnifying Party believes that the claim is, in fact, the proper subject for indemnity by it, the Indemnifying Party may, subject to the last paragraph of Section 7.04(b) hereof, assume from the Indemnified Party responsibility for and control of such claim or proceeding; provided that the Indemnifying Party reimburses the Indemnified Party for all of the Losses, costs and expenses incurred by it to such date in defense of such claim. If the Indemnifying Party assumes control of a claim pursuant to this paragraph, it thereby becomes fully responsible and liable for the defense and settlement thereof, and waives any right to claim back against the Indemnified Party or otherwise object to its indemnification obligations with respect thereto.

       d) Cooperation. Notwithstanding anything to the contrary herein, the Indemnifying Party and Indemnified Party Shall at all times cooperate with each other in the defense of any third-party claim or proceeding and the party controlling such defense shall, upon request by the other party provide reasonable updates and summaries of such matter. Each party agrees that it shall not, without the written consent of the other, settle or compromise any action or claim in any manner that would materially and adversely affect the other party, other than as a result of money damages or money payments.

       Section 7.05. Further Limitations.

       a) Exclusive Remedy. The indemnification provisions of this Article VII shall be the exclusive remedy following the Closing Date for any breaches or alleged breaches of any representations, warranties or covenants under this Agreement. Each of the parties hereto, on behalf of itself and its officers, directors, employees, security holders, partners, affiliates, agents or representatives (collectively, such party's "Representatives"), agrees not to bring any actions or proceedings, at law, equity or otherwise against any other party or its Representatives, in respect of any breaches of any representation or warranty of this Agreement, except pursuant to the express provisions of this
              Article VI, unless there has been an instance of fraud. The parties hereby agree that no party has made any representations or warranties, express or implied, with respect to this Agreement or the matters contemplated hereby except as explicitly set forth in this Agreement.

       b) No Indemnification For Known Breaches of Representations and Warranties. Notwithstanding any provision to the contrary contained herein, in the event that any party to this Agreement had actual knowledge, on or before the Effective Time, of the specific facts upon which a claim for indemnification for breach of representations and warranties by any other party is based, then the harmed party shall have no liability for any Loss resulting from or arising out of such claim.

       Section 7.06. Limitations on Amount of Whites.

       a) The Whites will have no liability (for indemnification or otherwise) with respect to the matters set forth in Section 7.02(a) hereof until the total of all damages with respect to
              Section 7.02(a) exceeds $ 10,000, and then only for the amount by which such damages exceed $10,000.

       b) Subject to the provisions of Section 7.06, in addition, the Whites will have no liability (for indemnification or otherwise) with respect to the matters set forth in Section 7.02 relating to breaches of Sections 3.01 through 3.04, 3.07 and 3.09 through 3.17 for the amount of damages exceeding 51% of the total amount.

       c) Additionally, in no event shall the amount of damages paid by the Whites with respect to the matters set forth in Section 7.02(a) (for indemnification or otherwise) exceed $1,500,000.

       Section 7.07 Limitation on Indemnification of BIG, IMSG, and Bankers.

       a) BIG, IMSG and Bankers will have no liability (for indemnification or otherwise) with respect to the matters set forth in Section 7.03(a) hereof until the total of all damages with respect to
              Section 7.03(a) exceeds $10,000 and then only with respect to the damages exceed $10,000.

       b) In no event shall the damages paid by BIG, IMSG and Bankers in the aggregate with respect to the matters set forth in Section 7.03(a) (for indemnification or otherwise) exceed $3,000,000.

       c) Upon the consummation of an IPO by IMSG, the obligations of BIG with respect to the matters set forth in Section 7.03 shall cease as of the date of the Closing of such IPO.

VIII.  MISCELLANEOUS

       Section 8.01. Expenses. Etc. Whether or not the transactions contemplated by this Agreement are consummated, none of the parties hereto shall have any obligation to pay any of the fees and expenses of the other party incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants, investment bankers and other experts.

       Section 8.02. Publicity. The parties hereto agree to cooperate in issuing any press release or other public announcement concerning this Agreement or the transactions contemplated hereby Nothing contained herein shall prevent any party from at any time furnishing any information required by any government authority.

       Section 8.03. Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the Same instrument.

       Section 8.04. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if (i) delivered personally, (ii) mailed by registered or certified mail, return receipt requested and postage prepaid, or (iii) sent via a nationally recognized overnight courier service or (iv) sent via facsimile confirmed in writing to the recipient in each case as follows:

              If to Geotrac, White or the Whites:

                     Geotrac, Inc.
                     3900 Laylin Road
                     Norwalk, Ohio 44057
                     Attention: Daniel J. White
                     Telephone (419) 668-8899
                     Telecopy: (419) 668-9266

              with a copy to:

                     Benesch, Friedlander, Coplan & Aronoff LLP
                     2300 BP America Building
                     200 Public Square
                     Cleveland, Ohio 44114
                     Attention: Ira Kaplan, Esq.
                     Telephone (216) 363-4567
                     Telecopy: (216) 363-4588

              If to Bankers, the Company, IMSG or BIG, to:

                     Bankers Hazard Determination Services, Inc.
                     360 Central Avenue
                     St. Petersburg, Florida 33701
                     Attention: C. Anthony Sexton, Esq.
                     Telephone: (813) 823-4000 extension 4894
                     Telecopy: (813) 823-6518
              or such other address or addresses as either party hereto shall have designated by notice in writing to the other party hereto.

       Section 8.05. Amendments, Supplements, Etc. At any time this Agreement may be amended or supplemented by such additional agreements, articles or certificates, as may be determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate the filing or recording of this Agreement or the consummation of any of the transactions contemplated hereby. Any such agreement, article or certificate must be in writing and signed by both parties. No oral or unexecuted agreement, promise or undertaking shall be effective to modify, amend or alter the terms of this Agreement in any manner whatsoever.

       Section 8.06. Entire Agreement. This Agreement, its Exhibits, Schedules and Annexes and the documents executed on the Closing Date in connection herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty promise, inducement or statement of intention has been made by either party which as not embodied in this Agreement or such other documents; and neither party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement or intention not embodied herein or therein.

       Section 8.07. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflicts of law principles. However, jurisdiction and venue for any action brought to enforce the terms or conditions of this Agreement or any of its Exhibits or Schedules shall be the domicile of the defendant or respondent in any such action.

       Section 8.08. Attorney's Fees. If any party to this Agreement should bring a Court action alleging breach of this Agreement or seeking to enforce, rescind, renounce, declare void or terminate this Agreement or any provisions thereof, the prevailing party shall be entitled to recover all of its legal expenses, including reasonable attorney's fees and costs (including legal expenses for any appeals taken), and to have the same awarded as part of the judgment in the proceeding in which such legal expenses and attorney's fees were incurred.

       Section 8.09. Representation Acknowledged. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

       Section 8. 10. Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedied obligations or liabilities under or by reason of this Agreement.

       Section 8.11. Assignability. Neither this Agreement nor any of the parties rights hereunder shall be assignable by any of the parties hereto without the prior written consent of the other parties hereto; provided, however, that the parties may assign a security interest in their rights to receive indemnification hereunder as part of a grant of collateral security to secure any indebtedness for money borrowed by the Company or Geotrac from a bank or other financial institution.

       Section 8.12. Bankers' Employees. It is contemplated that subsequent to the Merger, the Company will offer for sale certain assets related to the business of Bankers including the opportunity to hire current personnel managing the assets related to such business. In addition, certain current employees of Bankers will be offered positions with the Company and certain employees will choose to accompany the sale of the business to a third party. As to those current employees of Bankers who do not become employees of the Company or a third party, IMSG shall assume responsibility for their employment under the same terms and conditions as they are currently employed. IMSG and BIG agree not to solicit for employment those individuals who choose to be employed by the Company or take a position with a third party.

       Section 8.13. Guarantee. BIG hereby unconditionally guarantees the performance of the duties, obligations and covenants of Bankers and IMSG under this Agreement, the Exhibits and Schedules hereto and any other agreements executed and delivered herewith or contemplated hereby, which guarantee shall terminate and cease to exist upon the consummation of an IPO involving the capital stock of IMSG.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the day and year indicated below.

WITNESSES                           Bankers Hazard Determination Services, Inc.


/s/ Leslie A.                       BY: /s/
-------------------------               ---------------------------------------

/s/ C. Anthony Sexton               AS ITS: Corp Sec'y           DATE:  5-12-98
-------------------------                   --------------------      ---------


WITNESSES                           Insurance Management Solutions Group, Inc.


/s/ Leslie A.                       BY: /s/
-------------------------               ---------------------------------------

/s/ C. Anthony Sexton               AS ITS: Corp Sec'y           DATE:  5-12-98
-------------------------                   --------------------      ---------


WITNESSES                           Bankers Insurance Group, Inc.


/s/ Leslie A.                       BY: /s/
-------------------------               ---------------------------------------

/s/ C. Anthony Sexton               AS ITS: Corp Sec'y           DATE:  5-12-98
-------------------------                   --------------------      ---------


WITNESSES                           Geotrac, Inc.


/s/ Leslie A.                       BY: /s/ David J. White
-------------------------               ---------------------------------------

/s/ C. Anthony Sexton               AS ITS: President            DATE:  5-12-98
-------------------------                   --------------------      ---------


WITNESSES                           Insurance Management Solutions Group, Inc.


/s/ Leslie A.                        /s/ Daniel J. White         DATE:  5-12-98
-------------------------           ----------------------------      ---------
                                         Daniel J. White

/s/ C. Anthony Sexton
-------------------------

WITNESSES



/s/ Leslie A. Drorbton          /s/ Sandra White   DATE: 5-12-98
--------------------------      -----------------        --------


/s/
--------------------------












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